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                              ACCOUNTANTS' CONSENT




The Board of Directors
Genesis Health Ventures, Inc.:




We consent to the use of our report on the consolidated financial statements of Genesis Health Ventures, Inc. as of September 30, 1997 and 1996, and for each of the years in the three-year period ended September 30, 1997 incorporated in this prospectus by reference to the Genesis' consolidated financial statements included in Genesis' Annual Report on Form 10-K, as amended and to the reference to our firm under the heading "Experts" in the prospectus.





                                        /s/ KPMG Peat Marwick LLP
                                      ----------------------------------------
                                        KPMG Peat Marwick LLP


Philadelphia, PA
January 21, 1998